UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2019

HEXION INC.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction

of Incorporation)

1-71 (Commission File Number)	13-0511250 (I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio (Address of Principal Executive Offices)	43215-3799 (Zip Code)

614-225-4000 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

Tripartite Agreement

On March 29, 2019, Hexion Inc. (the “Company”) entered into an agreement of resignation, appointment and acceptance (the “Tripartite Agreement”), effective April 8, 2019, with Wilmington Trust, National Association (the “Resigning Trustee”) and Wilmington Savings Fund Society, FSB (the “Successor Trustee”), with respect to the indenture, dated as of February 8, 2017 (the “1.5L Indenture”), by and among the Company, certain subsidiaries of the Company and the Successor Trustee, which previously succeeded the Resigning Trustee as trustee, governing the Company’s 13.75% Senior Secured Notes due 2022 (the “1.5L Notes”). The Tripartite Agreement provides, among other things, that (1) the Resigning Trustee assigns, transfers, delivers, and confirms to the Successor Trustee all right, title and interest of the Resigning Trustee in and to the trusts under the 1.5L Indenture and all the rights, powers, and trusts of the Resigning Trustee under the 1.5L Indenture, and the Resigning Trustee resigns as Registrar, Paying Agent and Collateral Agent under the 1.5L Indenture, (2) the Company accepts the resignation of the Resigning Trustee as Registrar, Paying Agent and Collateral Agent under the 1.5L Indenture and appoints the Successor Trustee as Registrar, Paying Agent and Collateral Agent under the 1.5L Indenture, and (3) the Successor Trustee accepts its appointment as Registrar, Paying Agent and Collateral Agent under the 1.5L Indenture.

The foregoing description of the Tripartite Agreement is qualified in its entirety by reference to the full text of the Tripartite Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Restructuring Support Agreement

On April 1, 2019, the Debtors (as defined below) entered into a Restructuring Support Agreement (the “Support Agreement”) with equityholders that beneficially own more than a majority of the Company’s equity (the “Consenting Sponsors”) and creditors holding at least a majority of the aggregate outstanding principal amount of each of the Company’s 1L Notes, 1.5L Notes, 2L Notes and Unsecured Notes (each as defined in the Support Agreement) (the “Consenting Creditors” and, together with the Consenting Sponsors, the “Consenting Parties”). The Support Agreement incorporates the economic terms agreed to by the parties reflected in a term sheet attached as Exhibit A to the Support Agreement. The restructuring transactions will be effectuated through a plan of reorganization (the “Plan”) to be proposed by the Debtors.

Pursuant to the Support Agreement, each of the Debtors and the Consenting Parties has made certain customary commitments to each other. The Debtors have agreed to, among other things, use commercially reasonable efforts to make all requisite filings with the Court (as defined below) and continue to involve and update the Consenting Creditors’ representatives in the bankruptcy process; respond to diligence requests from certain of the Consenting Creditors’ representatives; and satisfy certain other covenants. The Consenting Parties have committed to support and vote for the Plan and have agreed to use commercially reasonable efforts to take, or refrain from taking, certain actions in furtherance of such support.

The Support Agreement contains milestones for the progress of the Chapter 11 Cases (the “Milestones”), which include the dates by which the Debtors are required to, among other things, obtain certain orders of the Court and consummate the Debtors’ emergence from bankruptcy. Among other dates set forth in the Support Agreement, the agreement contemplates that the Court shall have entered the Disclosure Statement Order (as defined therein) no later than 90 days after the Petition Date (as defined therein) and that the Company shall have emerged from bankruptcy no later than 150 days after the Petition Date, both of which are subject to an extension of up to the number of days (not to exceed 35 days) by which the Company’s deadline to file its schedules of assets and liabilities and statements of financial affairs is extended beyond 45 days, in the event the Company receives such an extension from the Court.

Each of the parties to the Support Agreement may terminate the agreement (and thereby their support for the Plan) under certain limited circumstances. Any Debtor may terminate the Support Agreement upon, among other circumstances:

•	its board of directors, after consultation with legal counsel, determining in good faith that performance under the Support Agreement would be inconsistent with its fiduciary duties;

•

the failure of Consenting Creditors to hold, in the aggregate, at least 66 2/3% of the aggregate principal amount outstanding of each of the (a) 1L Notes, (b) 1.5L Notes, and (c) 2L Notes and the Unsecured Notes, in each case, at any time after April 5, 2019; and

•	certain actions by the Court, including dismissing the Chapter 11 Cases or converting the Chapter 11 Cases into cases under chapter 7 of the Bankruptcy Code.

The Consenting Parties also have specified termination rights, including certain termination rights similar to the Debtors. The Consenting Creditors’ termination rights may be exercised by the Required Consenting First Lien Noteholders, the Required Consenting 1.5L Noteholders or the Required Consenting Crossholder Noteholders (each as defined in the Support Agreement). Additionally, such parties may terminate the Support Agreement upon any acceleration or termination of the Credit Facilities (as defined below) or if any of the Milestones have not been achieved, extended, or waived within three business days after such Milestone.

The Support Agreement is subject to approval by the Court, among other conditions. Accordingly, no assurance can be given that the transactions described therein will be consummated.

The foregoing description of the Support Agreement is qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.

On April 1, 2019, the Company, Hexion Holdings LLC, Hexion LLC and the Company’s subsidiaries listed on Exhibit 99.1 (collectively, the “Debtors”), which is incorporated by reference herein, filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy

Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Debtors have requested that the Chapter 11 proceedings be jointly administered under the caption In re Hexion Holdings LLC, No. 19-10684 (the “Chapter 11 Cases”). The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

On April 1, 2019, the Company issued a press release announcing the filing of the Chapter 11 Cases. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions described in Item 1.03 above constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (the “Debt Instruments”):

•

Amended and Restated Asset-Based Revolving Credit Agreement, dated as of December 21, 2016, by and among Hexion LLC, the Company, certain subsidiaries of the Company, the lenders party thereto and the other parties thereto with respect to approximately $297 million of borrowings outstanding, plus accrued and unpaid interest thereon;

•

Indenture, dated as of December 15, 1987, by and between the Company and The Bank of New York, as trustee, with respect to an aggregate principal amount of approximately $74 million of 9.20% Debentures due 2021 and approximately $189 million of 7.875% Debentures due 2023, in each case, plus accrued and unpaid interest thereon;

•

Indenture, dated as of November 5, 2010, by and among the Company, as successor issuer, Hexion Nova Scotia Finance, ULC, a Nova Scotia unlimited liability company, as the Nova Scotia issuer, certain subsidiaries of the Company and Wilmington Trust Company, as trustee, with respect to an aggregate principal amount of approximately $574 million of 9.0% Second-Priority Senior Secured Notes due 2020 plus accrued and unpaid interest thereon;

•

Indenture, dated as of March 14, 2012, by and among the Company, as successor issuer, certain subsidiaries of the Company and Wilmington Trust, National Association, as trustee, with respect to an aggregate principal amount of approximately $1,550 million of 6.625% First-Priority Senior Secured Notes due 2020 plus accrued and unpaid interest thereon;

•

Indenture, dated as of April 15, 2015, by and among the Company, certain subsidiaries of the Company and Wilmington Trust, National Association, as trustee, with respect to an aggregate principal amount of approximately $315 million of 10.00% First-Priority Senior Secured Notes due 2020 plus accrued and unpaid interest thereon;

•

Indenture, dated as of February 8, 2017, by and among the Company, as successor issuer, certain subsidiaries of the Company and Wilmington Trust, National Association, as trustee, with respect to an aggregate principal amount of approximately $560 million of 10.375% First-Priority Senior Secured Notes due 2022 plus accrued and unpaid interest thereon; and

•	the 1.5L Indenture, with respect to an aggregate principal amount of approximately $225 million of 13.75% Senior Secured Notes due 2022 plus accrued and unpaid interest thereon.

The Debt Instruments provide that as a result of the Bankruptcy Petitions the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Bankruptcy Petitions and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosure.

Prior to April 1, 2019, the Company engaged in negotiations (the “Negotiations”) with certain of its creditors and other third parties regarding a possible transaction in respect of the Company’s indebtedness. In connection with the Negotiations, the Company provided certain such creditors and third parties certain confidential and proprietary information regarding the Company. The Negotiations have concluded. In connection with the Negotiations, the Company agreed with certain such creditors to provide certain information publicly and is making the disclosures in this Item 7.01 and attached as Exhibit 99.3 to this report in accordance with such agreements.

The information contained in this Item 7.01, including in Exhibit 99.3, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

In connection with the Bankruptcy Petitions, on April 1, 2019, the Company received commitments from lenders for a $350 million senior secured asset-based revolving term loan facility (the “DIP ABL Facility”) and Hexion International Holdings B.V., a wholly owned Dutch subsidiary of the Company (the “Dutch Borrower”), received commitments from lenders for a $350 million senior secured term loan (the “Dutch Term Loan” and, together with the DIP ABL Facility, the “Credit Facilities”). Subject to approval by the Court, the proceeds of the Dutch Term Loan will be used by the Dutch Borrower to make an intercompany loan to the Company, which the Company will use to repay amounts outstanding under the Existing ABL Agreement and for ordinary course working capital and availability under the DIP ABL Facility will be used to support outstanding letters of credit and working capital. The closing of the Credit Facilities is contingent on the satisfaction of customary conditions, including receipt of an order by the Court approving the borrowings under the Credit Facilities.

Preliminary Financial Data and Financial Projections

The information in Exhibit 99.3 includes certain unaudited financial data that is preliminary and may change, including information for the fiscal year ended December 31, 2018, and for all periods after 2018. The Company and its auditors have not completed their normal quarterly and annual closing and review procedures for the quarter and year ended December 31, 2018, and there can be no assurance that final results for the Company’s fourth quarter or annual period will not differ from the Company’s estimated results, including as a result of quarter-end and annual closing procedures or review adjustments. The preparation of such preliminary financial data required the Company’s management to make estimates and assumptions that affected such financial data. This preliminary financial data should not be viewed as a substitute for full interim and annual financial statements that have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and have been reviewed and/or audited by the Company’s auditors. The information in Exhibit 99.3 also includes certain financial projections that were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission (the “SEC”) or the guidelines established by the American Institute of Certified Public Accountants regarding projections. While presented with numerical specificity, the financial projections are approximations based upon a variety of estimates and assumptions subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the Company’s control. Actual results may vary materially from those presented. The financial projections have not been audited and are not presented in accordance with GAAP. The inclusion of the financial projections should not be regarded as an indication that the Company considers the financial projections to be a reliable prediction of future events, and the financial projections should not be relied upon as such. The Company does not undertake any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error. As a result of the foregoing considerations and other limitations, including those described below under “Forward-Looking Statements,” you are cautioned not to place undue reliance on the financial data included in Exhibit 99.3.

Forward Looking Statements

Certain statements in this report are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our filings with the SEC. While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the Debtors’ ability to obtain the approval of the Court with respect to motions filed in the Chapter 11 Cases and the outcomes of Court rulings and the Chapter 11 Cases in general, the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Filings and any additional strategies that the Debtors may employ to address their liquidity and capital resources, the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases, restrictions on the Debtors due to the terms of any debtor-in-possession credit facility that the Debtors may enter into in connection with the Chapter 11 Cases and restrictions imposed by the Court, the timing for resolving and any impact of the network security incident, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, the loss of, or difficulties with the further realization of, cost savings in connection with our strategic initiatives, the impact of our substantial indebtedness, our failure to comply with financial covenants under our credit facilities or other debt, pricing actions by our competitors that could affect our operating margins, changes in governmental regulations and related compliance and litigation costs and the other factors listed in our SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and our other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1	Agreement of Resignation, Appointment and Acceptance, dated as of March 29, 2019, by and among Hexion Inc., Wilmington Trust, National Association and Wilmington Savings Fund Society, FSB.

Exhibit 10.1	Restructuring Support Agreement, dated as of April 1, 2019, among the Debtors and the Consenting Parties.

Exhibit 99.1	List of Filing Subsidiaries.

Exhibit 99.2	Press Release, dated April 1, 2019.

Exhibit 99.3	Release of Private Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION INC.

Date: April 1, 2019	By:	/s/ George F. Knight
George F. Knight
Executive Vice President and Chief Financial Officer